Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

JARDEN CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 23, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in the Offer to Purchase (as defined below), this form (or a manually executed facsimile hereof) must be used to accept the Offer (as defined below) if (1) certificates evidencing your tendered shares of Common Shares of Jarden Corporation (the “Company”), par value of $0.01 per share (the “Shares”), are not immediately available or cannot be delivered to the Depositary before the Expiration Date (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer described in the Offer to Purchase cannot be completed before the Expiration Date or (3) time will not permit all required documents to reach the Depositary before the Expiration Date. This form, signed and properly completed, may be delivered to Computershare Trust Company, N.A. (the “Depositary”) by mail or overnight delivery or transmitted by facsimile to the Depositary.

The Depositary for the Offer is:

By First Class, Registered or Certified Mail: Computershare Trust Company, N.A., Depositary c/o Voluntary Corporate Actions PO Box 43011 Providence, Rhode Island 02940-3011	For Delivery of Notice of Guaranteed Delivery via Facsimile: (617) 360-6810 To confirm receipt of FAX, call (781) 575-2332	By Express or Overnight Delivery: Computershare Trust Company, N.A., Depositary c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT, THE DEALER MANAGER, OR THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Jarden Corporation (“Jarden”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated January 26, 2012 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of the Shares of common stock of Jarden, par value $0.01 per share (the “Shares”), listed below at the price indicated below, pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

NUMBER OF SHARES TO BE TENDERED:              SHARES

Certificate Nos. (if available):

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 of the Letter of Transmittal)

CHECK ONLY THE BOX UNDER 1 OR 2 BELOW. IF BOTH BOXES UNDER 1 OR 2 ARE CHECKED, OR IF NEITHER OF THE BOXES UNDER 1 OR 2 ARE CHECKED, THERE IS NO VALID TENDER OF SHARES.

1.	SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

☐	By checking this box INSTEAD OF ONE OF THE BOXES UNDER 2 BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by the Company pursuant to the Offer. This action will maximize the chance of having the Company purchase all of the Shares tendered by the undersigned (subject to the possibility of proration). You should understand that this election may lower the purchase price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $30.00 per Share.

— OR —

2.	SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX UNDER 1 ABOVE, the undersigned hereby tenders Shares at the price checked the corresponding box in the section below captioned “Price (in Dollars) per Share at which Shares are Being Tendered”. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the purchase price. All Shares so purchased by the Company will be purchased at the same price regardless of whether the shareholder tendered at a lower price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

CHECK ONLY ONE BOX BELOW. IF MORE THAN ONE BOX BELOW IS CHECKED OR IF NO BOX BELOW IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

☐ $30.00	☐ $31.00	☐ $32.00	☐ $33.00

☐ $30.25	☐ $31.25	☐ $32.25

☐ $30.50	☐ $31.50	☐ $32.50

☐ $30.75	☐ $31.75	☐ $32.75

ODD LOTS

(See Instruction 15 of the Letter of Transmittal)

As described in the Offer to Purchase, under certain conditions, a shareholder owning beneficially or of record an aggregate of fewer than 100 Shares and who tenders all such Shares and satisfies the other requirements set forth in the Offer to Purchase, may have his or her Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

In addition, the undersigned is tendering all such Shares either (check one box):

☐	at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Price (in Dollars) per Share at which Shares are Being Tendered.”); or

☐	at the price per Share indicated above in the section captioned “Price (in Dollars) per Share at which Shares are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 14 to the Letter of Transmittal)

A stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares indicated below is purchased by Jarden pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and Jarden urges stockholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares.

☐	If, because of proration, the minimum number of Shares designated will not be purchased, Jarden may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

SIGN HERE

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer ID No(s). or Social Security No(s).:

Account Number (at The Depository Trust Company:

Date:

Signature(s):

If Shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

Transaction Code Number:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, within three New York Stock Exchange trading days after the date of receipt by the Depositary.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for shares to the Depositary or complete the procedures for book-entry transfer deliveries within the time period set forth herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:	Address:

(Authorized Signature)	(Zip Code)

Name:	(Please Print)	Area Code and Telephone No.:

Title:	Dated:

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL